FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson or Chris Danne

212-867-2593

brinlea@blueshirtgroup.com or chris@blueshirtgroup.com

drugstore.com Announces First Quarter Financial Results - Bottom Line Results Beat Expectations

Key Initiatives Improve Margins and Help Drive Company Towards EBITDA Profitability

BELLEVUE, WA --April 27, 2006 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the first quarter ended April 2, 2006. The company reported quarterly net sales of $104.1 million, driven by its highest-ever repeat order volume. Gross margins improved year-over-year by 100 basis points to 21.3%, reflecting both product mix and a significant improvement in over-the-counter (OTC) segment margins resulting from the company's operational initiatives.

"In a seasonally softer quarter, our adjusted EBITDA loss of $1.4 million reflected a significant sequential improvement and included expenses of $1.8 million related to the winding down of our brand awareness campaign," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "This encouraging performance was driven by strong gross margins, especially in our core OTC business, as we began to see the impact of a number of key profitability initiatives that are rapidly and positively changing our business model. These include careful examination of the pricing of each SKU, initiatives to reduce shipping loss, elimination of unfavorable partnerships and improvements to web store conversion. This important progress demonstrates that we are executing on plan and we now expect to approach adjusted EBITDA break-even in the second quarter."

"Our core OTC net sales [1] increased a strong 21% year-over-year despite some short-term product availability issues in our Beauty.com store," added Ms. Lepore. "Margins from core OTC sales were up 180 basis points year-over-year and gross profit dollars were up 29% year-over-year. We are also very pleased to report that quarterly repeat orders surpassed one million for the first time in company history. We believe these results reflect not only the benefits of our multiple operational initiatives but also our continued focus on strengthening customer retention and frequency through the launch of auto delivery, enhanced email applications and improved personalization to build a loyal customer base."

GAAP net loss for the first quarter of 2006 was $5.3 million, or $0.06 per share, compared to a net loss of $5.0 million, or $0.06 per share, for the first quarter of 2005. The company's GAAP results reflect the adoption of FAS 123R for the expensing of non-cash share-based compensation. In accordance with FAS 123R, such expense for current and comparative periods is reflected within the applicable functional operating expense lines within the statement of operations. Adjusted EBITDA loss (a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense) was $1.4 million for the first quarter of 2006, compared to $1.3 million for the first quarter of 2005.

Outlook for Second Quarter

For the second quarter of 2006, drugstore.com is targeting a net sales range of $101.0 million to $105.0 million, a net loss range of $4.3 million to $5.5 million, and an adjusted EBITDA range of break-even to a loss of $1.0 million.

Financial and Operational Highlights for the First Quarter of 2006
(All comparisons are made with the first quarter of 2005.)

Net Sales Highlights:

  Core OTC net sales [1] grew by 21%, to $48.3 million. Core OTC net sales from repeat customers grew by 29%.
  Product sales through Beauty.com grew by 43%, product sales in the natural store grew by 31% and product sales through the personal care store grew by 26%.
  Mail-order pharmacy net sales were up slightly to $18.3 million and were negatively impacted by the launch of the Medicare Part D prescription drug benefit.
  Local pick-up pharmacy net sales were down slightly to $24.2 million.
  Vision net sales grew to $12.6 million, a 4% increase.
  Total order volume grew to over 1.3 million.
  Average net sales per order were $77. Average net sales per order were flat at $56 for OTC, grew by 9% to an all-time high of $155 for mail-order pharmacy, grew by 5% to $112 for local pick-up pharmacy, and grew by 5% to $87 for vision.
  Net sales from repeat customers [2] represented 81% of net sales.

Key Customer Milestones:

  7.5 million customers have been served since inception, including 326,000 new customers in the first quarter.
  The number of active customers [3] grew by 10% to 2.1 million.
  The average annual spend per active customer [3] grew $2 to $189.

Other Financial Highlights:

  Fulfillment and order processing expenses improved to 9.8% of net sales, down from 10.3%.
  Inventory turned at an annualized rate of 14 during the quarter.
  The company's core OTC sales exclude wholesale OTC and Custom Nutrition Services (CNS) net sales. Wholesale OTC sales were generated by the company's December 2003 agreement to provide fulfillment services to Amazon.com, Inc., which agreement was terminated effective as of November 9, 2005. Prior to December 31, 2005, all sales of customized vitamins through CNS were recognized on a gross basis, net of promotional discounts, cancellations, rebates and returns allowances. On December 31, 2005, the company entered into a fulfillment agreement with Weil Lifestyle, LLC (Weil). Under the terms of the new agreement, the company recognizes on a net basis the revenue associated with the fulfillment of customized vitamins sold through its fulfillment agreement with Weil (which made up the substantial majority of CNS net sales during the quarter). A reconciliation of OTC net sales to OTC net sales excluding wholesale OTC and CNS net sales is included in the financial data accompanying this press release.
  Net sales from repeat customers excludes wholesale OTC net sales and Weil-related CNS net sales and reflects only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.
  Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company's wholesale OTC business and CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com™ quarterly conference call on Thursday, April 27, 2006 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 800-257-1836 (international callers should dial 303-262-2141) five minutes beforehand. Investors may also listen to the conference call live at www.drugstore.com (under Corporate Information), by clicking on the "audio" hyperlink. A replay of the call will be available through Saturday, April 29, 2006 at 800-405-2236 (enter pass code 11058599) or internationally at 303-590-3000 (enter pass code 11058599) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance and prospects for the future. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided EBITDA measures to investors, management believes that including EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net profit/loss, cash flows, or other consolidated loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net profit/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA.

drugstore.com, inc. also uses non-GAAP measures in which wholesale OTC sales and CNS sales are excluded from OTC segment sales data. These non-GAAP measures are provided to enhance the user's overall understanding of the company's financial performance in the OTC segment. Management believes that these reporting metrics provide useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results in the OTC segment. By excluding wholesale OTC and CNS sales from OTC sales data, the company can more effectively assess the buying behavior of, and the company's financial performance with respect to, its own core OTC customers (those customers making nonprescription purchases through Web sites owned by drugstore.com, inc. and its subsidiaries). However, these non-GAAP measures should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the company's overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude wholesale OTC and CNS sales.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "targets," "expects," "believes," "anticipates," "intends," "may," "will," "plan," "continue," "forecast," "remains," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, including the risk that our new brand campaign may not be successful as we anticipate, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, recent changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a rapidly growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K, 10-Q and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	April 2,	April 3,
	2006	2005

Net sales	$ 104,109	$ 99,573

Costs and expenses: (1) (2)
Cost of sales	81,889	79,336
Fulfillment and order processing	10,177	10,285
Marketing and sales	8,977	6,963
Technology and content	3,942	2,932
General and administrative	4,294	4,429
Amortization of intangible assets	530	801
Total costs and expenses	109,809	104,746

Operating loss	(5,700)	(5,173)
Interest income, net	407	179
Net loss	$ (5,293)	$ (4,994)

Basic and diluted net loss per share	$ (0.06)	$ (0.06)

Weighted average shares outstanding used to
compute basic and diluted net loss per share	92,969,650	85,487,764

_________
(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 221	$ -
Marketing and sales	324	143
Technology and content	272	4
General and administrative	886	701
	$ 1,703	$ 848

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 394	$ 941
Marketing and sales	-	-
Technology and content	953	507
General and administrative	111	155
	$ 1,458	$ 1,603

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended
	April 2,	April 3,
(In thousands, unless otherwise indicated)	2006	2005

Net sales	$ 104,109	$ 99,573

Cost of sales	81,889	79,336

Gross profit	$ 22,220	$ 20,237

Gross margin	21.3%	20.3%

SUPPLEMENTAL INFORMATION: Reconciliation of OTC net sales, cost of sales, gross profit, and gross margin to Core OTC net sales, cost of sales, gross profit and gross margin (See Note 3 below):

	Three Months Ended
	April 2,	January 1,	April 3,
	2006	2006	2005
	(In thousands)
Over-the-Counter (OTC):
Net sales	$ 49,006	$ 51,226	$ 44,509
CNS	683	2,328	2,001
Wholesale OTC	-	468	2,547
Core OTC net sales	$ 48,323	$ 48,430	$ 39,961

Cost of sales	$ 34,663	$ 36,382	$ 32,515
CNS	(16)	936	851
Wholesale OTC	-	350	2,249
Core OTC cost of sales	$ 34,679	$ 35,096	$ 29,415

Gross profit	$ 14,343	$ 14,844	$ 11,994
CNS	699	1,392	1,150
Wholesale OTC	-	118	298
Core OTC gross profit	$ 13,644	$ 13,334	$ 10,546

Gross margin	29.3%	29.0%	26.9%
CNS	102.3%	59.8%	57.5%
Wholesale OTC	-	25.2%	11.7%
Core OTC gross margin	28.2%	27.5%	26.4%

NOTE 3: Supplemental information related to the company's Core OTC net sales, cost of sales, gross profit, and gross margin for the three months ended April 2, 2006, January 1, 2006 and April 3, 2005 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Effective November 9, 2005, the company terminated its wholesale OTC fulfillment agreement with Amazon.com, Inc. without any material obligations for either party following the termination. On December 31, 2005, the company entered into a fulfillment agreement with Weil Lifestyles, LLC, resulting in Weil-related CNS net sales (which make up the substantial majority of CNS net sales) being recorded on a net basis after that date. All CNS sales were previously recorded on a gross basis.

SUPPLEMENTAL INFORMATION: Segment Information:

	Three Months Ended
	April 2,	January 1,	April 3,
	2006	2006	2005
Net sales:
Over-the-Counter (OTC)	$ 49,006	$ 51,226	$ 44,509
Mail-order pharmacy	18,300	19,994	17,953
Local pick-up pharmacy	24,213	23,834	24,976
Vision	12,590	11,315	12,135
	$ 104,109	$ 106,369	$ 99,573
Cost of sales:
Over-the-Counter (OTC)	$ 34,663	$ 36,382	$ 32,515
Mail-order pharmacy	15,845	17,264	15,521
Local pick-up pharmacy	21,588	20,958	21,918
Vision	9,793	8,971	9,382
	$ 81,889	$ 83,575	$ 79,336
Gross profit:
Over-the-Counter (OTC)	14,343	14,844	11,994
Mail-order pharmacy	2,455	2,730	2,432
Local pick-up pharmacy	2,625	2,876	3,058
Vision	2,797	2,344	2,753
	$ 22,220	$ 22,794	$ 20,237
Gross margin:
Over-the-Counter (OTC)	29.3%	29.0%	26.9%
Mail-order pharmacy	13.4%	13.7%	13.5%
Local pick-up pharmacy	10.8%	12.1%	12.2%
Vision	22.2%	20.7%	22.7%
	21.3%	21.4%	20.3%
Variable order costs:
Over-the-Counter (OTC)	$ 4,328	$ 5,358	$ 4,717
Mail-order pharmacy	1,602	1,832	1,750
Local pick-up pharmacy	992	986	1,054
Vision	661	666	726
	7,583	8,842	8,247
Contribution margin:
Over-the-Counter (OTC)	$ 10,015	$ 9,486	$ 7,277
Mail-order pharmacy	853	898	682
Local pick-up pharmacy	1,633	1,890	2,004
Vision	2,136	1,678	2,027
	$ 14,637	$ 13,952	$ 11,990

SUPPLEMENTAL INFORMATION: Reconciliation of Net Loss to Adjusted EBITDA Loss (See Note 4 below):

	Three Months Ended
	April 2,	April 3,
(In thousands, unless otherwise indicated)	2006	2005

Net loss	$ (5,293)	$ (4,994)
Amortization of intangible assets	530	801
Amortization of non-cash marketing	572	572
Stock-based compensation	1,703	848
Depreciation	1,458	1,603
Interest income, net	(407)	(179)
Adjusted EBITDA loss	$ (1,437)	$ (1,349)

NOTE 4: Supplemental information related to the company's adjusted EBITDA loss for the three months ended April 2, 2006 and April 3, 2005 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA loss is defined as loss before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q2 2006 Net Loss Range to Forecasted Q2 2006 Adjusted EBITDA Profit (Loss) Range

Range Calculated As:	Three Months Ended
	July 2, 2006
(In thousands, unless otherwise indicated)	Range High	Range Low

Net loss	$ (4,300)	$ (5,500)
Amortization of intangible assets	530	530
Amortization of non-cash marketing expense	570	570
Stock-based compensation expense	1,600	1,800
Depreciation	1,750	1,750
Interest income, net	(150)	(150)
Adjusted EBITDA profit (loss)	$ 0	$ (1,000)

drugstore.com, inc.
Consolidated Balance Sheets
(in thousands, except share data)

	April 2,	January 1,
	2006	2006 [5]
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 18,352	$ 20,291
Marketable securities	23,565	26,172
Accounts receivable, net of allowances	35,128	34,214
Inventories	19,687	23,468
Prepaid marketing expenses	2,290	2,387
Other current assets	2,491	2,583
Total current assets	101,513	109,115

Fixed assets, net	15,966	15,839
Other intangible assets, net	6,897	7,427
Goodwill	32,202	32,202
Prepaid marketing expenses and other	5,408	5,980
Total assets	$ 161,986	$ 170,563

LIABILITIES AND STOCKHOLDER'S' EQUITY
Current liabilities:
Accounts payable	$ 54,123	$ 58,177
Accrued compensation	3,130	3,426
Accrued marketing expenses	3,181	3,382
Other current liabilities	1,487	1,751
Current portion of long-term debt	2,088	2,029
Total current liabilities	64,009	68,765

Long-term debt, less current portion	2,279	2,685
Deferred income taxes	945	945
Other long-term liabilities	1,826	1,897

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued and outstanding shares - 93,010,886 and 92,904,652
as of April 2, 2006 and January 1, 2006, respectively	835,543	833,589
Accumulated other comprehensive loss	(8)	(3)
Accumulated deficit	(742,608)	(737,315)
Total stockholders' equity	92,927	96,271
Total liabilities and stockholders' equity	$ 161,986	$ 170,563

NOTE 5: Certain prior year amounts have been reclassified to conform to the current year presentation.

drugstore.com, inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	April 2,	April 3,
	2006	2005
	(unaudited)
Operating activities:
Net loss	$ (5,293)	$ (4,994)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	1,458	1,603
Amortization of marketing and sales agreements	572	572
Amortization of intangible assets	530	801
Stock-based compensation	1,703	848
Other, net	4	(34)
Changes in:
Accounts receivable	(914)	1,909
Inventories	3,781	(1,831)
Prepaid marketing expenses and other	189	-
Other current assets	-	(279)
Accounts payable, accrued expenses and other liabilities	(4,886)	(440)
Net cash used in operating activities	(2,856)	(1,845)

Investing activities:
Purchases of marketable securities	(10,873)	(30,209)
Sales and maturities of marketable securities	13,475	6,825
Purchases of fixed assets	(1,351)	(1,693)
Net cash provided by (used in) investing activities	1,251	(25,077)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	251	229
Proceeds from private placement, net	-	25,950
Proceeds from term loan, line of credit and asset financings	-	1,000
Principal payments on capital lease and term loan obligations	(585)	(381)
Net cash provided by (used in) financing activities	(334)	26,798

Net decrease in cash and cash equivalents	(1,939)	(124)
Cash and cash equivalents, beginning of period	20,291	15,491
Cash and cash equivalents, end of period	$ 18,352	$ 15,367